Exhibit 5.1

                                                     March 29, 2001






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

             Re:   BioSyntech, Inc.- Registration Statement on Form S-8
                   ----------------------------------------------------

Ladies and Gentlemen:

            Reference is made to the Registration Statement on Form S-8 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by BioSyntech, Inc., a Nevada corporation (the "Company"). The Registration Statement relates to an aggregate of 3,999,500 shares (the "Shares") of common stock, par value $.001 per share of the Company (the "Common Stock"). The Shares will be issued and sold by the Company in accordance with the Company's Stock Option Incentive Plan (the "BSYI Plan") and Stock Option Incentive Plan of Bio Syntech Canada, Inc., the Company's wholly-owned subsidiary (together with the BSYI Plan, the "Option Plans").

            We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Option Plans and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

            Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Option Plans, will be duly and validly issued, fully paid and non-assessable.

            We are members of the bar of the State of New York. Accordingly, this opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Nevada.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                              Very truly yours,


                              /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP